Document Security Systems Announces Stockholder Approval of Proposed Merger with Lexington Technology Group

ROCHESTER, NY—June 20, 2013 — Document Security Systems, Inc. (NYSE MKT: DSS), a leading developer of anti-counterfeiting, anti-fraud and authentication technologies for governments, corporations and financial institutions, announced today that DSS stockholders voted in favor of the merger of DSS and Lexington Technology Group (LTG).

The detailed voting results of the June 20, 2013 Special Meeting of Stockholders will be contained in a Form 8-K to be filed with the SEC on June 21, 2013.

“We are pleased with the results of the vote and thank our stockholders for their support,” stated Document Security Systems’ Chief Executive Officer, Robert Bzdick. “We believe that DSS combined with LTG creates a unique value proposition as an operating business in the IP monetization and technology space. We look forward to completing the merger shortly and capitalizing on the combined resources of the two companies.”

DSS anticipates closing the transaction on or around July 1, 2013. The combined entity, which will trade on the NYSE MKT exchange under the symbol “DSS,” will be managed by an executive team led by Chief Executive Officer, Jeff Ronaldi. The members of the board of directors will be designated by DSS and LTG.

###

About Document Security Systems, Inc.

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat counterfeiting and fraud and protect brands and digital information from the expanding world-wide counterfeiting problem.

DSS continually invests in research and development to meet the ever changing security needs of the Company’s clients and implements these patented solutions through strategic licensing and through the Company’s four operating groups: DSS Plastics Group, DSS Secure Printing Group, DSS Packaging Group and DSS Digital Group.

Through these divisions, DSS provides counterfeit deterrence and authentication coupled with digital information solutions to corporations, governments, and financial institutions around the world. When implemented, DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications and brand packaging.

For more information on DSS and its subsidiaries, please visit www.DSSsecure.com.

Follow DSS on Facebook, click HERE.

For more information:

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

About Lexington Technology Group, Inc.

Lexington Technology Group, Inc. is an intellectual property management firm that invests business experience, legal expertise and capital to monetize pioneering inventions. LTG's goal is to identify and capitalize on opportunities for return, while rewarding highly qualified innovators. The firm typically engages with companies that have identified important innovations but that may lack the experience, relationships or capital to succeed on their own, and have not been fairly rewarded in the marketplace. LTG's initiatives contribute to an intellectual property market that enables innovators to benefit from their discoveries and investors to profit from prudent risk. LTG's management team is comprised of experienced patent managers and strategists that have collectively generated over $1 billion in licenses, settlements and damages awards to date.

www.lex-tg.com.

Important Additional Information Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of DSS or Lexington. In connection with the proposed transaction, DSS filed with the SEC a Registration Statement on Form S-4 containing a definitive proxy statement/prospectus, which was declared effective on May 10, 2013. The definitive proxy statement/prospectus contains important information about DSS, Merger Sub, Lexington, the transaction contemplated by the Merger Agreement and related matters. The definitive proxy statement/prospectus relating to the merger (including the amendments or supplements thereto), which was mailed to DSS’s shareholders of record as of May 17, 2013, contained important information about the proposed transaction.

Information regarding DSS’s current directors and executive officers is contained in DSS’s Annual Report on Form 10-K/A, which was filed with the SEC on April 26, 2013. Information regarding Lexington’s directors and officers and a more complete description of the interests of DSS’s directors and officers in the proposed transaction is available in the definitive proxy statement/prospectus filed by DSS with the SEC in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction between DSS and Lexington Technology Group; the expected timetable for completing the transaction; the potential value created by the proposed Merger for DSS’s and Lexington Technology Group’s stockholders; the potential of the combined companies’ technology platform; our respective or combined ability to raise capital to fund our combined operations and business plan; the continued listing of DSS's or the combined company’s securities on the NYSE MKT; market acceptance of DSS products and services; our collective ability to maintain or protect our intellectual property rights through litigation or otherwise; Lexington Technology Group’s limited operating history, competition from other industry competitors with greater market presence and financial resources than those of DSS’s; our ability to license and monetize the patents owned by Lexington Technology Group; potential new legislation or regulation related to enforcing patents; the complexity and costly nature of acquiring patent or other intellectual property assets; the combined company’s management and board of directors; and any other statements about DSS’ or Lexington Technology Group’s management teams’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "plans," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that DSS and Lexington Technology Group may not be able to complete the proposed transaction; the inability to realize the potential value created by the proposed Merger for DSS’s and Lexington Technology Group’s stockholders; our respective or combined inability to raise capital to fund our combined operations and business plan; DSS’s or the combined company’s inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of DSS’s products and services; our collective inability to protect our intellectual property rights through litigation or otherwise; competition from other industry competitors with greater market presence and financial resources than those of DSS’s; our inability to license and monetize the patents owned by Lexington Technology Group; and other risks and uncertainties more fully described in DSS’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as the other filings that DSS makes with the SEC. Prospective Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully.